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                                                                     EXHIBIT 2.2


                       SETTLEMENT AGREEMENT WITH RELEASES


         Settlement Agreement with Releases (this "Agreement") among KDI/Triangle Corporation, a Michigan corporation (the "Purchaser"), a wholly-owned subsidiary of Microwave Components Enterprises, Inc., a Michigan corporation ("Enterprises"), KDI D/H Corporation, a Delaware corporation ("KDI D/H"), and IDK Tri-El Corp. (f/k/a KDI/triangle Electronics, Inc.), a Delaware corporation and a wholly-owned subsidiary of KDI D/H (the "Seller").

         WHEREAS, pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of May 31, 1996, as amended, the Seller sold to the Purchaser substantially all of the assets of the Seller and the Purchaser purchased such assets and assumed certain obligations of the Seller (defined terms not otherwise defined herein shall have the defined meanings given to them in the Asset Purchase Agreement); and

         WHEREAS, the Purchaser has objected to the Seller's 6/30/96 Working Capital Adjustment, and the Seller has denied the validity of such objection; and

         WHEREAS, the Purchaser has made certain claims for indemnification from the Seller and KDI D/H pursuant to the Agreement (which are in addition to and separate from the objections to the Working Capital Adjustment), and the Seller and KDI D/H have denied the validity of such claims; and

         WHEREAS, the Seller has accelerated the Twelve-Month Note; and

         WHEREAS, the Purchaser has asserted that as between them the Seller is liable for all potential costs, damages and liabilities of any kind arising out of or related to the litigation currently styled Hawksworth v. KDI Triangle Electronics, Inc., et al., N.J. Super. Ct., Morris County (MRS-L-3054-96) or any related litigation (the "Hawksworth Litigation"), and the Seller has denied any potential liability with respect to the Hawksworth Litigation and has asserted that it will hold the Purchaser liable for any potential costs, damages and liabilities it may suffer related to the Hawksworth Litigation; and

         WHEREAS, the Purchaser deposited $79,515 (the "Escrow Amount") in escrow with the Escrow Agent pursuant to Article XIV-A(b)(ii) of the Asset Purchase Agreement; and

         WHEREAS, in order to avoid the uncertainty and expense associated with the resolution of these disputes, the Purchaser and Enterprises (collectively, the "Purchasing Parties"), on the one hand, and the Seller and KDI D/H (collectively, the "Selling Parties"), on the other hand, wish to effect a settlement of their disputes (the Selling Parties and the Purchasing Parties, collectively, the "Parties");



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         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties agree as follows:

         1.       Terms.

                  (a)      Purchaser Obligations.

                           (i) Concurrent with the execution of this Agreement,
                  Purchaser shall wire transfer the Settlement Amount (as defined below) to the account of KDI D/H Corp. at Star Bank, Cincinnati, OH, account # 48384- 4379, ABA # 042000013.
                  "Settlement Amount" means an amount equal to the sum of (A) $300,000 plus simple interest thereon at the rate of 9.25 per from July 23, 1996 through the Purchaser Release Date (as defined below) and (B) the Escrow Amount plus an amount equal to the interest earned on the Escrow Amount as paid by the Escrow Agent for such deposits from January 23, 1997 through the Purchaser Release Date (as defined below).


                           (ii) The Purchaser hereby (A) assumes effective on
                  the Purchase Release Date all liability, if any, for all claims, losses, damages, liabilities and expenses, arising out of or relating to claims or issues which are or could be asserted in the Hawksworth Litigation whether arising prior to or after the Purchaser Release Date excluding any out-of-pocket costs or expenses incurred or accrued prior to the Purchaser Release Date and (B) agrees to use its commercially reasonable efforts, and cause its employees and agents, to cooperate with the Seller with respect to the Luciani Litigation.

                  (b)      Seller Obligations.

                           (i) Upon execution of this Agreement, the Seller
                  shall execute and deliver to the Purchaser's counsel joint instructions (the "Joint Instructions") substantially in the form of Exhibit A hereto; provided, however, that the Joint Instructions shall not be deliverable to the Escrow Agent by the Purchaser's counsel or be effective prior to the Purchaser Release Date.

                           (ii) The Seller agrees (A) effective upon receipt by
                  the Seller of the Settlement Amount in accordance with Section 1(a)(i) above, that the Six-Month Note and the Twelve-Month Note shall be fully paid, canceled and discharged and, as soon as practicable after the


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                  receipt of such Settlement Amount, to mark the Six-Month Note and the Twelve-Month Note as having been fully paid, canceled and discharged and to return the Six-Month Note and the Twelve -Month Note to the Purchaser and (B) to use its commercially reasonable efforts, and cause its employees and agents, to cooperate with the Purchaser with respect to the Hawksworth Litigation.

                           (iii) The Seller agrees to retain all liability, if
                  any, for all claims, losses, damages, liabilities and expenses arising out of or relating to claims or issues which are or could be asserted in the Luciani Litigation. Without limiting the generality of the foregoing, (A) the Luciani Litigation will continue to constitute an Excluded Liability (as defined in the Asset Purchase Agreement, and (B) Section 13.4 of the Asset Purchase Agreement is hereby terminated effective as of the Purchaser Release Date, with one of the results being that the concept of limitation on set-off contemplated therein will be of no further force or effect.

         2. Representation and Warranties. The Purchasing Parties represent and warrant to the Selling Parties, and the Selling Parties represent and warrant to the Purchasing Parties, that they have the full right, power and authority to enter into this Agreement; they have not assigned, transferred or purported to assign or transfer to any person or entity any right or claim they had or may have against one another, except for certain rights assigned by the Purchaser to Comerica Bank pursuant to that certain Assignment as Collateral Security, dated July 23, 1996, entered into in connection with that certain Loan Agreement, dated July 23, 1996, between the Purchaser and Comerica Bank, as to which Comerica Bank has provided its consent with respect to the transactions described in this Agreement.

         3.       Indemnification.

                  (a) Purchasing Parties. The Purchasing Parties shall defend, indemnify and save harmless each member of the Selling Group (as defined below) from any and all claims, losses, damages, liabilities and expenses of any kind (including without limitation, reasonable attorneys' and experts' fees, costs and disbursements, whether incurred in an action or proceeding between the Parties or otherwise) incurred directly or indirectly (i) by reason of the breach by the Purchasing Parties of this Agreement or (ii) arising out of or in any way related to the Hawksworth Litigation.

                  (b) Selling Parties. The Selling Parties agree, to defend, indemnify and save harmless each member of the Purchasing Group (as defined below) from any and all claims, losses, damages liabilities and expenses of any kind (including without


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limitation, reasonable attorneys' and experts' fees, costs and disbursements, whether incurred in an action or proceeding between the Parties or otherwise) incurred directly or indirectly by reason of the breach by the Selling Parties of this Agreement.

         4. Non-Concession. This Agreement and the obligations of the Parties hereunder do not constitute, and are not to be construed as, an admission or concession of liability by either the Selling Parties or the Purchasing Parties with respect to the matters set forth above in the Recitals or otherwise, and each of the Parties expressly deny any liability to one another, except as expressly set forth herein.

         5. Confidentiality. This Agreement and its terms are confidential and shall not be disclosed to any person or entity, except the Parties may make disclosures thereof to their respective attorneys, accountants and, with respect to the Purchasing Parties, to Comerica Bank (the senior lender of the Purchaser), National City Capital Corporation (significant investor and lender of Enterprises) and Hanifen Imhoff Mezzanine Fund, L.P. (significant investor and lender of Enterprises) and except if required to do so by valid court order, provided that the Party from whom disclosure is sought notifies the other Parties immediately in writing at the addresses set forth below of any subpoena, demand or order for disclosure.

         6.       Releases.

                  (a) Selling Group. Upon the satisfaction of the Purchaser's obligations under Sections 1(a)(i) and (ii)(A)hereof (the "Purchaser Release Date"), for good and valuable consideration, receipt of which is acknowledged, each of the Selling Parties, on behalf of itself and any of its affiliates, and each of their respective officers, directors, shareholders, servants, employees, representatives, agents, and attorneys, if any, and each of their respective predecessors, heirs, successors and assigns (collectively, the "Selling Group"), hereby fully, finally and forever releases, acquits and discharges each of the Purchasing Parties and any affiliates of each of the Purchasing Parties, and each of their respective officers, directors, shareholders, servants, employees, representatives, agents and attorneys, if any, and each of their respective predecessors, heirs, successors and assigns (collectively, the "Purchasing Group"), from any and all claims, suits, demands, debts, liens, obligations, accounts, costs, expenses, actions, causes of action, covenants, contracts, agreements, promises, sums of money, damages, judgments, executions, and liabilities, of every nature, character and description whatsoever, in law or in equity, known or unknown, which the Seller or any member of the Selling Group ever had, now has, or hereafter can, shall or may have for, upon or against any or all of the members of the Purchasing Group, from the beginning of the world to the date of this Agreement, except for claims arising out of the breach of this Agreement; provided, however, that the Purchasing Group shall not be released with respect to the Assumed Liabilities and any breach of any covenants in Sections 9.3 and 9.7 of the Asset Purchase Agreement.


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                  (b) Purchasing Group. Upon the satisfaction of the Seller's obligations under Sections 1(b)(i) and (ii)(A) hereof, for good and valuable consideration, receipt of which is acknowledged, each member of the Purchasing Group, hereby fully, finally and forever releases, acquits and discharges each member of the Selling Group, from any and all claims, suits, demands, debts, liens, obligations, accounts, costs, expenses, actions, causes of action, covenants, contracts, agreements, promises, sums of money, damages, judgments, executions, and liabilities, of every nature, character and description whatsoever, in law or in equity, known or unknown, which the Purchaser or any member of the Purchasing Group ever had, now has, or hereafter can, shall or may have for, upon or against any or all of the members of the Selling Group from the beginning of the world to the date of this Agreement, except for claims arising out of the breach of this Agreement; provided, however, that the Selling Group shall not be released with respect to any breach of Section 6.26 of the Asset Purchase Agreement or to any breach by the Seller or KDI D/H of the Seller's Non-Competition Agreement or the KDI D/H Non-Competition Agreement.

         7.       Miscellaneous.

                  (a) Merger. All representations, understandings and agreements had among the Parties with respect to the subject matter of this Agreement are merged in this Agreement, which alone fully and completely expresses their agreement. The terms of this Agreement are contractual and not a mere recital. This Agreement is executed without reliance on any promise, warranty or representation by any of the Parties or any representative of any of the Parties other than those representations expressly set forth herein, and each of the Parties has carefully read the Agreement, has been advised of its meaning and consequences by its attorneys, and signs the same of its own free will.

                  (b) Amendment; Non-Waiver. This Agreement may not be modified, discharged or terminated except by a writing signed by all Parties hereto. The failure of any of the Parties to enforce at any time any term, provision or condition of this Agreement, or to exercise any right herein, shall in no way operate as a waiver thereof, nor shall any single or partial exercise preclude any other right or option herein; and no waiver whatsoever shall be valid unless in writing, signed by the waiving party, and only to the extent therein set forth.

                  (c) Successor and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, and each of their respective predecessors, heirs, assigns, successors and subrogees.


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                  (d) Headings; No Negative Inference. Headings used herein are for convenience only and shall not be deemed to affect the meaning of any of its terms. This Agreement shall be deemed to have been drafted by all of the Parties and shall not be construed against or in favor of any of them by reason of any presumption concerning the party drafting this Agreement.

                  (f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and to be performed entirely within the State of New York.

                  (g) Counterparts. This Agreement may be executed in counterparts. When each of the Parties have signed and delivered one such counterpart to the other Parties, each counterpart shall be deemed an original and, when taken together with the other signed counterpart, shall constitute one Agreement, which shall be binding upon and effective as to the Parties.

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         IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date set forth below.


Date:  June 18, 1997                KDI/TRIANGLE CORPORATION

Address:
60 South Jefferson Road             /s/ John L. Smucker
Whippany, NJ  07981                 -----------------------------------
                                    Name: John L. Smucker
                                    Title: Chairman


Date:  June 18, 1997                MICROWAVE COMPONENTS ENTERPRISES, INC.

Address:
c/o Merchant Financial, Inc.        /s/ John L. Smucker
15450 East Jefferson                -----------------------------------
Grosse Point Park, MI  48230        Name: John L. Smucker
                                    Title: President


Date:  June 18, 1997                KDI D/H CORPORATION

Address:
P.O. Box 368                        /s/ P. Roger Byer
Gillette, NJ  07133                 -----------------------------------
                                    Name: P. Roger Byer
                                    Title: Vice President


Date:  June 18, 1997                IDK TRI-EL CORP.
                                    (f/k/a KDI/triangle Electronics, Inc.)
Address:
P.O. Box 368
Gilette, NJ  07933                  /s/ P. Roger Byer
                                    -----------------------------------
                                    Name: P. Roger Byer
                                    Title: Vice President




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                                                                       EXHIBIT A

                               JOINT INSTRUCTIONS



To:      Comerica Bank
         500 Woodward Avenue
         Detroit, Michigan  48226-3242
         Attention: Ms. Lakshmi Sundram
         (313 222-5912)

Dated as of June 18, 1997


These joint instructions are authorized pursuant to Sections 1 and 6 of that certain Settlement Agreement with Releases (the "Settlement Agreement"), dated of even date herewith, among KDI/Triangle Corporation, a Michigan corporation, a wholly-owned subsidiary of Microwave Components Enterprises, Inc., a Michigan corporation, KDI D/H Corporation, a Delaware corporation ("KDI D/H"), and IDK Tri-El Corp. (f/k/a KDI/triangle Electronics, Inc.), a Delaware corporation and a wholly-owned subsidiary of KDI D/H.

Comerica Bank, as Escrow Agent, pursuant to the Asset Purchase Agreement (as defined in the Settlement Agreement) is hereby instructed to distribute all amounts held in escrow to KDI/Triangle Corporation; Account # 1850659788; ABA #072000096.


                            IDK TRI-EL CORP.
                            (f/k/a KDI/triangle Electronics, Inc.)


                            ----------------------------------
                            Name:
                            Title:


                            KDI/TRIANGLE CORPORATION


                            -----------------------------------
                            Name:
                            Title: